Exhibit 1A-2A

AZOTTO TECHNOLOGY LLC

a Texas Limited Liability Company

COMPANY AGREEMENT

THE MEMBERSHIP INTERESTS REFERENCED HEREIN HAVE NOT

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

NOR PURSUANT TO THE PROVISIONS OF ANY STATE SECURITIES ACT

CERTAIN RESTRICTIONS ON TRANSFERS OF INTERESTS

ARE SET FORTH HEREIN

COMPANY AGREEMENT

OF

AZOTTO TECHNOLOGY LLC

a Texas Limited Liability Company

This Company Agreement of Azotto Technology LLC, a Texas limited liability company (the "Company"), is hereby duly adopted by the initial manager(s) set forth in the Certificate of Formation, and is hereby ratified, confirmed and approved as such by the parties subscribing hereto as the initial members of the Company.

ARTICLE I

Definitions

1.1       Definitions. The following terms used in this Company Agreement shall have the following meanings (unless otherwise expressly provided herein):

"Act" shall mean the Texas Business Organizations Code, as the same may be amended from time to time.

“Annual Net Income” shall mean that portion of the Available Cash as determined by the Manager, following generally accepted accounting principles, to represent the Company’s Net Income for a fiscal year. Working Cash Reserve allocations may apply prior to determination of Annual Net Income.

"Available Cash" of the Company shall mean all cash funds of the Company on hand from time to time (other than cash funds obtained as Capital Contributions by the Members and cash funds obtained from loans to the Company) after (i) payment of all operating expenses of the Company as of such time, (ii) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (iii) provision for a working cash reserve in accordance with Section 6.9 below.

"Capital Contribution" means any contribution to the capital of the Company in cash or property by a Member whenever made.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" means Azotto Technology LLC, a Texas limited liability company.

"Company Agreement" means this Agreement as amended from time to time.

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"Fiscal Year" means the Company’s fiscal year, which shall be the calendar year.

"Former Member" shall mean a member that causes a Transfer Event.

"Initial Capital Contribution" means the initial contribution to the capital of the Company made by a Member pursuant to this Company Agreement.

"Majority" means, (1) with respect to the Managers a vote of all of the Managers; and (2) with respect to the Members, a combination of any of such Members owning fifty-one percent (51%) or more of the Membership Interests of the Company.

"Manager" means Turaj Belgameh as the initial manager, or any other person, persons or entity that succeeds any of them in that capacity. "Managers" means all such entities and persons collectively in their capacity as Managers of the Company.

"Member" means each person designated as a Member on Schedule 1, attached hereto and made a part hereof, any successor or successors to all or any part of any such person’s interest in the Company, or any additional member admitted as a member of the Company in accordance with Article VII, each in the capacity as a member of the Company. "Members" means all such persons and entities collectively in their capacity as members of the Company.

"Membership Interest" or "Percentage Interest" means the percentage of ownership interest of a Member of the Company at any particular time.

“Net Income” and “Net Losses” mean the profits and losses of the Company, as the case may be, as determined for federal income tax purposes as of the close of each of the fiscal years of the Company.

"Pro Rata Part" shall mean the percentage expression of a fraction, the numerator of which is a Member’s respective Percentage Interest and the denominator of which is the aggregate Percentage Interests of all Members involved in the respective transaction or having a respective right or option.

“Rights” means those rights associated with a Membership Unit in connection to Net Income and Net Losses and Distributions (i.e., “Financial Rights”), the right to assign such rights, rights to vote (i.e. “Governance Rights”) and receive notices in accordance with the terms of this Agreement. “Rights” means those rights associated with a Membership Unit in connection to Net Income and Net Losses and Distributions (i.e., “Financial Rights”), the right to assign such rights, rights to vote (i.e. “Governance Rights”) and receive notices in accordance with the terms of this Agreement.

"Transfer Event" shall mean the: (a) death of any Member who is a natural person; (b) a determination by a court of competent jurisdiction that any Member who is a natural person is legally incompetent or the permanent disability of any Member who is a natural person (as determined by a physician approved by the Former Member or such Former Member’s trustee(s) or heir(s) and by Member(s) owning a majority of Percentage Interests of all Members); (c) Bankruptcy of a Member; (d) dissolution or termination, whether by merger or otherwise, of any Member who is a firm, corporation, trust, or other entity; (e) Member’s conviction of a felony or crime of moral turpitude; or (f) Member’s embezzlement from or defrauding of the Company or other Members, as determined by Members owning a majority of the Percentage Interests.

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ARTICLE II

Formation of the Company

2.1       Name and Formation. The name of the Company is Azotto Technology LLC, a Texas limited liability company. The Certificate of Formation of the Company was filed with the State of Texas and the Company formed on March 24, 2023, pursuant to the Act.

2.2       Principal Place of Business. The initial principal place of business of the Company shall be at such place or places as the Majority of the Managers may from time to time deem necessary or advisable. A Majority of the Managers shall have the power to change the location of the principal place of business in its discretion without amendment to this Company Agreement.

2.3       Registered Office and Registered Agent. The Company’s initial registered office shall be at 3400 14th Street, Plano, Texas 75074, and the name of its initial registered agent at such address shall be Turaj Belgameh. The registered agent and office may be changed by resolution of the Managers, upon filing the statement required by law.

2.4       Term. The term of existence of the Company shall be perpetual, unless the Company is earlier dissolved in accordance with either the provisions of this Company Agreement or the Act.

2.5       Purposes and Powers. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act.

2.6       Classes of Membership Interests. The Company shall have a single class of Membership Interests. The holders of the Company’s Units shall have the right to vote and the right to share in the Company’s profits and/or losses as more fully specified herein.

ARTICLE III

Rights and Duties of Managers

3.1       Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its designated Manager(s).

3.2       Number of Managers. The required number of Managers of the Company shall be at least one (1). The initial Managers of the Company are as set forth in the definition of Managers in Article 1 hereof. The number of Managers that shall constitute the entire Board of Managers shall be determined by resolution of a Majority of the Members at any annual meeting of the Members, but shall never be less than one (1).

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3.3       Election. At each annual meeting of Members, Managers shall be elected to hold office until the next annual meeting of Members and until their successors are elected and qualified. No Manager need be a Member, a resident of the State of Texas, or a citizen of the United States.

3.4       Change in Number; Vacancies. No decrease in the number of Managers constituting the entire Board of Managers shall have the effect of shortening the term of any incumbent Manager. In the case of any increase in the number of Managers, or in the case of the death, retirement, resignation, or removal of a Manager, the vacancies to be filled by such increase or death, retirement, resignation, or removal may be filled by (a) the Board of Managers for a term of office continuing only until the next election of one or more Managers by the Members, or (b) the Members at any annual or special meeting of the Members. A Manager elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office.

3.5       Removal. Except as otherwise may be provided by the Members, at any meeting of Members called expressly for that purpose, any Manager or the entire Board of Managers may be removed, with or without cause, by a Majority of the Members.

3.6       Place of Meetings; Action Without Meeting. All meetings of the Managers of the Company may be held either within or outside the State of Texas. Notwithstanding any provision contained in this Article III, all actions of the Managers provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone. Any such action which may be taken by the Managers without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the number of Managers whose vote would be required at a meeting at which all Managers of the Company were present and voted. In such event, the action taken shall constitute the action of the Company the same as if taken at a duly called and held meeting of the Managers.

3.7       Meetings of Managers. Meetings of Managers may be held at such time and place either within or outside the State of Texas as shall from time to time be determined by a Majority of the Managers provided notice is given to all the Managers. Meetings of the Managers may be called by any Manager on three (3) days' notice to each Manager, either personally or by mail, telephone or by facsimile, unless a shorter period of time is consented to by a Majority of the Managers.

3.8       Quorum. At all meetings of the Managers, the presence of all the Managers for the actions requiring unanimity and for all other actions, a Majority of the Managers, shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9       Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

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3.10       Compensation and Reimbursement of Managers. No Manager shall receive compensation from the Company for serving as Manager, or reimbursement for any expenses that he incurs in connection with his service as the Manager except for transportation, hotels, meals and other Company approved expenses to the extent not reimbursed by the Company.

3.11       Limited Liability. No Manager or Member of the Company shall be liable to the Company or its Members for monetary damages for an act or omission in the Manager’s capacity as such, except for intentional acts of fraud or willful misconduct. Any repeal or modification of this paragraph by the Members shall not adversely affect any right or protection of a Manager existing at or prior to the time of such repeal or modification.

ARTICLE IV

Meetings of Members

4.1       Place of Meetings. All meetings of the Members shall be held at the principal office of the Company or at such other place within or outside of the State of Texas as may be determined by a Majority of the Members and set forth in the respective notice or waivers of notice of such meeting.

4.2       Meetings of Members. Meeting of the Members of the Company for the transaction of such business as may properly come before the meeting shall be held at such time and date as shall be designated by a Majority of the Members from time to time and stated in the notice of the meeting. Meetings of the Members may be called by a Majority of the Members. Business transacted at all special meetings shall be confined to the purposes stated in the notice.

4.3       Notice of Meetings of Members. Written or printed notice stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of a Majority of the Members or person calling the meeting, to each Member of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at his address as it appears on the transfer records of the Company, with postage prepaid.

4.4       Quorum. Members owning a Majority of all Membership Interests must be present in order to constitute a quorum at all meetings of the Members. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of Membership Interests shall be present or represented. At any meeting of the Members at which a quorum is present, the Majority vote of all the Members present in person or by proxy shall be the act of the Members, unless otherwise provided herein or by law.

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4.5       Majority Vote; Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting, the vote of one or more Members whose Percentage Interests total more than fifty percent (50%) of all Members, who are present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Certificate, or this Agreement a different vote is required, in which event such express provision shall govern and control the decision of such question. The Members present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of Members that may leave less than a quorum remaining.

4.6       Actions Without a Meeting and Telephone Meetings. Notwithstanding any provision contained in this Article IV, all actions of the Members provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone. Any such action which may be taken by the Members without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the holder or holders of Membership Interests constituting not less than the minimum amount of Membership Interests that would be necessary to take such action at a meeting at which the holders of all Membership Interests entitled to vote on the action were present and voted.

ARTICLE V

Contributions to Capital and Liability of Members

5.1       Capital Contributions.

(a)       Upon the execution of this Company Agreement or upon the subsequent call of a Majority of the Managers, each Member shall contribute capital to the Company in the amount set forth as the Initial Capital Contribution of such Member on Schedule 1 attached hereto and incorporated herein by reference.

(b)       Additional capital contributions shall only be required if a Majority of the Managers require such additional contributions. Each Member shall make additional capital contributions pro rata in accordance with his Membership Interests.

(c)       No Member shall be paid interest on any Capital Contribution to the Company.

5.2       Withdrawal or Reduction of Members’ Contributions to Capital.

(a)       A Member shall not receive out of the Company’s property any part of its Capital Contributions until all liabilities of the Company have been paid or there remains property of the Company sufficient to pay such liabilities.

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(b)       No Member shall have the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution, except as may be otherwise specifically provided in this Company Agreement.

(c)       No Member shall have priority over any other similar Member, either as to the return of Capital Contributions or as to profits, losses or distributions; provided that this subsection shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

5.3       Liability of Members. No Member shall be liable for the debts, liabilities or obligations of the Company beyond his respective Capital Contribution. No Member shall be required to contribute to the capital of, or to loan, the Company any funds.

5.4       Membership Interests. The initial Membership Interest of each Member is set forth opposite his respective name on Schedule 1 attached hereto.

ARTICLE VI

Allocations, Distributions, Elections and Reports

6.1       Tax Allocations. All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members in proportion to their respective Membership Interests.

6.2       Distributions.

(a) All distributions among the Members shall be made in proportion to their respective Membership Interests. Members, Managers and officers of the Company shall be reimbursed for Company approved expenses prior to distributions of Annual Net Income or Available Cash to Members.

(b) Subject to the provisions of Article VIII hereof, the Annual Net Income of the Company shall be distributed to Members as follows:

(i) prior to January 1st, 2025, any distributions shall be made as determined by a Majority of the Managers; and

(ii) after January 1, 2025, the Class B Members shall be entitled to receive an annual distribution of the Annual Net Income. .

(c) Subject to the provisions of Article VIII hereof, the Available Cash of the Company shall be distributed to Members as follows:

(i)	any distributions shall be made as determined by a Majority of the Managers.

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6.3       Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company exceed the liabilities of the Company.

6.4       Cash Basis. Unless a Majority of the Managers determines that the Company should use another method, the Company shall use the cash method of accounting. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Board of Managers. The Members may rely upon the advice of their accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

6.5       Accounting Principles.

(a) The profits and losses of the Company shall be determined in accordance with generally accepted accounting principles applied on a consistent basis under the cash receipts and disbursements method of accounting, or under such other method as determined by a Majority of the Managers.

(b)       The Managers shall designate a financial institution as depository of the Company and is hereby authorized to establish and maintain all necessary bank accounts therewith. Each Manager shall have equal access to bank accounts of the Company but only spend Company funds in accordance with the budget approved by a Majority of the Managers.

6.6       Records and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

(a)       A current list that states:

(i)	The name and mailing address of each Member; and

(ii)	The Membership Interest owned by each Member;

(b)       Copies of the federal, state and local information or income tax returns for each of the Company’s six (6) most recent tax years;

(c)       A copy of the Certificate of Formation, this Company Agreement, and all amendments or restatements, executed copies of any powers of attorney, and copies of any document that creates, in the manner provided by the Certificate of Formation or this Company Agreement;

(d)       Correct and complete books and records of account of the Company; and

(e)       Any other books, records or documents required by the Act or other applicable law.

6.7       Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax and/or informational returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within ninety (90) days after the end of each Fiscal Year of the Company. All elections permitted to be made by the Company under federal or state laws shall be made by a Majority of the Managers.

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6.8       Tax Matters.

(a)       Preparation of Tax Returns. The Managers shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items necessary for federal, state and local income tax purposes. A copy of the Company’s federal income tax return will be furnished to all Members at least fifteen (15) days before such tax return is actually filed. The classification, realization and recognition of income, gains, losses and deductions and other items shall be on the cash or accrual method of accounting for federal income tax purposes, as the Managers shall determine in accordance with applicable law. A Majority of the Managers may pay state and local income taxes attributable to operations of the Company and treat such taxes as an expense of the Company.

(b)       Tax Elections. Except as otherwise provided herein, a Majority of the Managers shall determine whether to make any election available to the Company under the Code.

6.9       Working Cash Reserve. The Board of Managers may from time to time establish a working cash reserve for capital expenditures, unforeseen contingencies, projected operating deficits, and other corporate purposes and may increase or decrease the amount in such reserve in its business judgment.

ARTICLE VII

Transferability; Non-Solicitation; Intellectual Property

7.1       Restrictions on Transfer of Membership Interest. No Member shall have the right to sell, transfer or assign all or any portion of its Membership Interest unless all Members consent in writing.

7.2       Transfer Event with Regard to a Member.

(a)       Upon the occurrence of a Transfer Event, the Company (and then the remaining Member’s) shall have the option to purchase the Former Member’s Interest in accordance with the provisions of subsections (b) and (c) herein below.

(b)       Upon the occurrence of a Transfer Event, the Former Member or Former Member’s trustee(s) or heir(s) shall be required to immediately provide the Company and all remaining Members with a written notice regarding the occurrence of the Transfer Event. Upon the occurrence of the Transfer Event, the Company (through its Board of Managers) shall have the first option to purchase all of such Interest and may do so if it makes such election by providing the Former Member, or such Former Member’s trustee(s) or heir(s), with a written notice of such intention within the thirty (30) day time period following the Company’s receipt of a written notice regarding the Transfer Event. If the Company does not elect to purchase the Former Member’s Interest within such thirty (30) day time period, the remaining Members shall have the option to individually or collectively purchase all of such Interest and may do so if they make such election by providing the Former Member, or such Former Member’s trustee(s) or heir(s), with a written notice of such intention within forty-five (45) days from the Company’s receipt of a written notice regarding such Transfer Event. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of such Member not to purchase any of the Former Member’s Interest. At a minimum, each remaining Member shall be entitled to purchase a portion of the Former Member’s Interest based on the remaining Member’s Pro Rata Part on the date of the Transfer Event. In the event any remaining Member elects to purchase none or less than all of such remaining Member’s Pro Rata Part of the Former Member’s Interest, then the Members electing to purchase their respective Pro Rata Part of the Interest may increase their percentages proportionally. If the remaining Members fail to purchase the entire Interest of the Former Member, the same shall pass by operation of law to any assignee or shall remain in the hands of the Former Member, subject to any right of the holder of such interest to demand payment therefore according to Texas law. Notwithstanding any provision of this Section to the contrary, the remaining Members may mutually agree to an allocation of the Former Member’s Interest to be purchased by each of them.

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(c)       The Former Member’s Interest shall be valued at an amount equal to the fair market value of the Interest as determined by agreement of the Former Member or such Former Member’s trustee(s) or heir(s) and a majority in Interest of the remaining Member(s) within sixty (60) days after the notice to remaining Members or, in case of a failure to agree within such sixty (60) day period, as determined by an appraiser mutually agreed upon by the Former Member or such Former Member’s trustee(s) or heir(s) and a majority in Interest of the remaining Member(s). The appraiser shall be instructed to appraise the fair market value of the underlying assets of the Company and then to discount the same by fifty percent (50%) if the Transfer Event is as a result of the events described in subclause (e) and (f) in the definition of Transfer Event. The cost of the appraisal shall be borne equally by the Company and the respective Former Member. If the Company or the remaining Members elect to purchase all of the Former Member’s Interest as provided herein above, the purchase price shall be paid as follows: if the Transfer Event is the death of the Former Member, all insurance proceeds on the life of the Former Member shall be paid immediately in a lump sum to the Former Member’s trustee(s) or heir(s), and with all other Transfer Events (including death), the remainder of the purchase price shall be paid (i) in up to three (3) equal annual installments of principal together with interest, commencing to accrue from the date of closing, at an interest rate equal to one percent (1%) plus prime as set forth in the Wall Street Journal on the date of the Transfer Event, or (ii) as otherwise agreed by the Former Member’s trustee(s) or heir(s) and a majority in Interest of the remaining Members. Nothing contained herein is intended to prohibit Members from agreeing upon terms and conditions for the purchase by the Company or any Member(s) of the Interest of any Member in the Company desiring to retire, withdraw, or resign, in whole or in part, as a Member (on such terms and conditions as may be agreed upon by the selling Member and the Company or the remaining Member(s) as the case may be).

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7.3       Divorce of a Member. The spouse of each Member shall sign the Spousal Consent attached hereto as Schedule 2. If upon the divorce of a Member, the Member’s spouse is awarded all or a portion of the Member’s Interest (the “Transferred Interest”), whether by decree or operation of law, the Member shall be required to immediately provide the Company and all remaining Members with a written notice regarding such occurrence (the “Divorce Notice”), such Divorce Notice to be provided promptly following the granting of the divorce by a court of appropriate jurisdiction. In such event, the divorced Member shall have the first option to purchase all of such Transferred Interest and may do so if he/she makes such election by providing his/her spouse with a written notice of such intention within the thirty (30) day time period following the granting of the divorce decree by the court. If the divorced Member does not elect to purchase all of such Transferred Interest, then the Company (through its Board of Managers) shall have the option to purchase all or a portion of the remaining Transferred Interest and may do so if it makes such election by providing the Member’s former spouse with a written notice of such intention within the forty-five (45) day time period following the Company’s receipt of the Divorce Notice. If the Company does not elect to purchase all of the remaining Transferred Interest within such forty-five (45) day time period, the remaining Members shall have the option to individually or collectively purchase all or a portion of such remaining Transferred Interest and may do so if they make such election by providing the divorced Member with a written notice of such intention within sixty (60) days from the Company’s receipt of the Divorce Notice. The failure of the Company and/or any Member to submit a notice within the applicable period shall constitute an election on the part of the Company and/or such Member not to purchase any of the Transferred Interest. At a minimum, if the divorced Member and the Company do not purchase all of the Transferred Interest, each remaining Member shall be entitled to purchase a portion of the remaining Transferred Interest based on the remaining Member’s Pro Rata Part on the date the divorce was granted. In the event any remaining Member elects to purchase none or less than all of such remaining Member’s Pro Rata Part of the remaining Transferred Interest, then the Members electing to purchase their respective Pro Rata Part of the remaining Transferred Interest may increase their percentages proportionally. If the Company and remaining Members fail to purchase the entire Transferred Interest of the divorced Member, the same shall remain in the hands of the Member’s spouse. Notwithstanding any provision of this Section to the contrary, the remaining Members may mutually agree to an allocation of the Transferred Interest to be purchased by each of them. The Transferred Interest shall be valued at an amount equal to the fair market value of the Transferred Interest as determined by agreement of the Company and the Member’s spouse within twenty (20) days after the provision of the Divorce Notice or, in case of a failure to agree within such twenty (20) day period, as determined by an appraiser mutually agreed upon by the Company and the Member’s spouse, taking into account all applicable discounts, including minority discounts. The cost of the appraisal shall be borne equally by the divorced Member and his/her spouse. With regard to any parties purchase of the Transferred Interest from the spouse of the divorced Member, the purchase price shall be paid as follows: (i) in up to three (3) equal annual installments of principal together with interest, commencing to accrue from the date of closing, at an interest rate equal to one percent (1%) plus prime as set forth in the Wall Street Journal on the date of the granting of the divorce; or (ii) as otherwise mutually agreed by the spouse of the divorced Member and the respective purchaser(s). If the spouse of the divorced Member retains any of the Transferred Interest, he/she acknowledges and agrees that the Interest shall remain subject to the terms and conditions set forth in this Agreement.

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7.4       Assignees. The Company shall not recognize for any purpose any purported sale, assignment or transfer of all or any fraction of the Membership Interest of a Member unless approved by all the remaining Members, whereupon such assignee may become a substituted Member. Until a person who is the assignee of all or any fraction of the interest of a Member becomes a substituted Member, he shall have no right to appoint a Manager or have any rights to vote pursuant to this Company Agreement.

ARTICLE VIII

Dissolution and Termination

8.1       Dissolution. Upon dissolution of the Company for an event under either Section 8.1(a) or 8.1(b), the business and affairs of the Company shall terminate and the assets of the Company shall be liquidated under this Article VIII.

(a)       Except as provided in Section 8.1(b), the Company shall be dissolved upon the occurrence of one of the following events:

(i)	Upon the election to dissolve the Company by written consent of the holders of a Majority of the Members; or

(ii)	The entry of a decree of judicial dissolution.

(b)       If there is only one Member of the Company, the Company shall dissolve and its affairs shall be wound up at such time as the Member may elect.

(c)       Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company’s business and affairs, and the assets of the Company have been distributed as provided in Section 8.2.

(d)       Upon dissolution of the Company, the Managers may cause any part or all of the assets of the Company to be sold or liquidated in such manner as a Majority of the Managers shall determine.

8.2       Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the assets of the Company shall be paid in the following order:

(a)       First, to creditors, in the order of priority as provided by law; and

(b)       Thereafter, any remainder shall be distributed to the Members of the Company, pro rata, in accordance with their respective Membership Interests.

8.3       Distributions in Kind. If any assets of the Company are distributed in kind, such assets shall be distributed to the Members entitled thereto as tenants-in-common in the same proportions as the Members would have been entitled to cash distributions if such property had been sold for cash and the net proceeds thereof distributed to the Members.

8.4       Articles of Dissolution. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Members according to their respective rights and interests, Articles of Dissolution shall be executed on behalf of the Company by the Managers or an authorized Member and shall be filed with the Secretary of State of Texas, and the Managers and Members shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and termination of the Company.

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ARTICLE IX

INTENTIONALLY OMITTED

ARTICLE IX

Miscellaneous Provisions

10.1       Notices. Any notice, demand or communication required or permitted to be given by any provision of this Company Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an Officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member’s and/or Company’s address as it appears in the Company's records, as appropriate. Except as otherwise provided herein, any such notice shall be deemed to be given three (3) business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, or on the date of receipt if sent by expedited or personal delivery.

10.2       Application of Texas Law. This Company Agreement and the application or interpretation hereof, shall be governed exclusively by the laws of the State of Texas, and specifically the Act.

10.3       No Action for Partition. No Member shall have any right to maintain any action for partition with respect to the property of the Company.

10.4       Headings and Sections. The headings in this Company Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Company Agreement or any provision hereof. Unless the context requires otherwise, all references in this Company Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Company Agreement.

10.5       Amendment of Certificate of Formation and this Company Agreement. Except as otherwise expressly set forth in this Company Agreement and the Certificate of Formation of the Company, this Company Agreement may be amended, supplemented or restated only upon the written consent of a Majority of the Members, provided, however, any amendments to Section 3.1 hereof shall require a 71% (seventy one percent) majority vote of the Members. Upon obtaining the approval of any amendment to the Certificate of Formation, the Managers shall cause the Amendment to the Certificate of Formation to be prepared in accordance with the Act, and such Amendment shall be executed by the Managers and shall be filed in accordance with the Act.

10.6       Numbers and Gender. Where the context so indicates, the masculine shall include feminine and neuter, and the neuter shall include the masculine and feminine, the singular shall include the plural and any reference to a "person" shall mean a natural person or a corporation, limited liability company, association, partnership, joint venture, estate, trust or any other entity.

COMPANY AGREEMENT OF	PAGE 13
AZOTTO TECHNOLOGY LLC.

10.7       Binding Effect. Except as herein otherwise provided to the contrary, this Company Agreement shall be binding upon and inure to the benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and assigns.

10.8       Counterparts. This Company Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same Company Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

COMPANY AGREEMENT OF	PAGE 14
AZOTTO TECHNOLOGY LLC.

IN WITNESS WHEREOF, the undersigned initial Managers of the Company have caused this Company Agreement to be duly adopted by the Company dated effective as of March 24, 2023.

MANAGER:

Turaj Belgameh

The undersigned Member, being the initial Member of the Company at this time, does hereby ratify, confirm and approve the adoption of this Company Agreement as the Company Agreement of the Company, and does hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Company Agreement.

MEMBERS:

Turaj Belgameh, Member

Keyan Belgameh, Member

Iraj Belgameh, Member

COMPANY AGREEMENT OF	PAGE 15
AZOTTO TECHNOLOGY LLC.

SCHEDULE 1

Company Agreement of Azotto Technology LLC

a Texas Limited Liability Company

Names, Initial Capital Contributions and

Membership Interests of the Members

Name of Member	Value of Initial Capital Contribution	Membership Interest

Turaj Belgameh	$_______	33.33%

Iraj Belgameh	$_______	33.33%

Keyan Belgameh	$_______	33.33%

TOTAL	$_______	100.00%

COMPANY AGREEMENT OF	SCHEDULE 1
AZOTTO TECHNOLOGY LLC.

SCHEDULE 2

Spousal Consent

I, ____________, spouse of Turaj Belgameh, have read and fully understand this Company Agreement, and have had an opportunity to discuss the agreement with legal counsel, and by the execution hereof do consent to be bound by the provisions of such agreement insofar as such provisions affect my present and future right, title, and interest, if any, in and to the Membership Interest, as described in such agreement, of Azotto Technology LLC, and in particular, but without limitation, I consent to the future sale, transfer, or other disposition of the Percentage Interests in such manner and on such terms as may be required under the provisions of the agreement.

Effective as of March 24, 2023 (“Effective Date”).

Signature

Printed name

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me, the undersigned authority, on the ______ day of _______________, 2023, by ____________________________________, but effective as of the Effective Date.

Notary Public in and
For the State of Texas

COMPANY AGREEMENT OF	SCHEDULE 2
AZOTTO TECHNOLOGY LLC.

Spousal Consent

I, ____________, spouse of Iraj Belgameh, have read and fully understand this Company Agreement, and have had an opportunity to discuss the agreement with legal counsel, and by the execution hereof do consent to be bound by the provisions of such agreement insofar as such provisions affect my present and future right, title, and interest, if any, in and to the Membership Interest, as described in such agreement, of Azotto Technology LLC, and in particular, but without limitation, I consent to the future sale, transfer, or other disposition of the Percentage Interests in such manner and on such terms as may be required under the provisions of the agreement.

Effective as of March 24, 2023 (“Effective Date”).

Signature

Printed name

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me, the undersigned authority, on the ______ day of _______________, 2023, by ____________________________________, but effective as of the Effective Date.

Notary Public in and
For the State of Texas

COMPANY AGREEMENT OF	SCHEDULE 3
AZOTTO TECHNOLOGY LLC.

Spousal Consent

I, ____________, spouse of Keyan Belgameh, have read and fully understand this Company Agreement, and have had an opportunity to discuss the agreement with legal counsel, and by the execution hereof do consent to be bound by the provisions of such agreement insofar as such provisions affect my present and future right, title, and interest, if any, in and to the Membership Interest, as described in such agreement, of Azotto Technology LLC, and in particular, but without limitation, I consent to the future sale, transfer, or other disposition of the Percentage Interests in such manner and on such terms as may be required under the provisions of the agreement.

Effective as of March 24, 2023 (“Effective Date”).

Signature

Printed name

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me, the undersigned authority, on the ______ day of _______________, 2023, by ____________________________________, but effective as of the Effective Date.

Notary Public in and
For the State of Texas

COMPANY AGREEMENT OF	SCHEDULE 4
AZOTTO TECHNOLOGY LLC.